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REEBOK INTERNATIONAL LTD.
(Amounts in thousands, except per share data)

Exhibit 11 - Statement RE: Computation of Per Share Earnings


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
                                                           1993                  1992                   1991
                                                           ----                  ----                   ----
PRIMARY

Average shares outstanding                               86,462                90,742                 97,216

Net effect of dilutive stock options                      1,886                 1,955                  1,742
                                                          -----                 -----                  -----

Total                                                    88,348                92,697                 98,958
                                                         ======                ======                 ======

Net income                                             $223,415              $114,818               $234,711
                                                       ========              ========               ========

Per share amount                                          $2.53                 $1.24                  $2.37
                                                          =====                 =====                  =====




FULLY DILUTED

Average shares outstanding                               86,462                90,742                 97,216

Net effect of dilutive stock options                      1,911                 2,277                  2,562
                                                          -----                 -----                  -----

Total                                                    88,373                93,019                 99,778
                                                         ======                ======                 ======

Net income                                             $223,415              $114,818               $234,711
                                                       ========              ========               ========

Per share amount                                          $2.53                 $1.23                  $2.35
                                                          =====                 =====                  =====
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